Exhibit 4 Specimen Stock Certificate

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

 NUMBER                                                                  SHARES

                                      idi

                            Innovative Designs, Inc.
       500,000,000 AUTHORIZED SHARES   $.0001 PAR VALUE   NON-ASSESSABLE

This Certifies that

is the record holder of

shares of                   INNOVATIVE DESIGNS, INC.               Common Stock
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer
Agent and registered by the Registrar.
    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                            INNOVATIVE DESIGNS, INC.
                                 CORPORATE SEAL
                                    DELAWARE

                                                            /s/ Joseph Riccelli
                                                                   C.E.O.